COWEN ANNOUNCES FINANCIAL RESULTS FOR FULL YEAR 2022

•Reports 4Q22 GAAP Net Income to common stockholders of $11.2 million, or $0.34 per diluted share
•Economic Operating Income of $9.6 million, or $0.29 per diluted share (Non-GAAP)

NEW YORK - February 17, 2023 - Cowen Inc. (NASDAQ: COWN) (“Cowen” or “the Company”) today announced its operating results for the fourth quarter and full year ended December 31, 2022.

Announced Transaction

On August 2, 2022, TD Bank Group ("TD”) and Cowen announced a definitive agreement for TD to acquire Cowen in an all-cash transaction valued at approximately $1.3 billion, or $39 for each Class A common share of Cowen. The transaction remains on track to close in the first calendar quarter of 2023 and is subject to customary closing conditions, including receipt of certain regulatory approvals.

Fourth Quarter 2022 Financial Summary

	Operating Results (GAAP)			Economic Operating Income (Non-GAAP)
	Three Months Ended December 31,			Three Months Ended December 31,
($ in millions, except per share information)	2022	2021	Δ %	2022	2021	Δ %

Revenue/Economic Proceeds (Non-GAAP)	$413.9	$494.3	(16)%	$371.7	$454.0	(18)%
Net income (loss) attributable to common stockholders for diluted earnings per share/Economic Operating Income (Non-GAAP)	$11.2	$63.3	(82)%	$9.6	$86.7	(89)%
Earnings (loss) per common share (diluted)	$0.34	$2.02	(83)%	$0.29	$2.77	(90)%

Note: Throughout this press release the Company presents Non-GAAP financial measures that are not prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP"). A reconciliation of these Non-GAAP measures appears under the section, "Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures."

Capital Optimization Update
During 2022, the Company repurchased $31.1 million of its common stock, or 1,069,002 shares, at an average price of $29.07 per share under the Company's existing share repurchase program. Outside the share repurchase program, the Company acquired approximately $36.1 million of stock as a result of net share settlements relating to the vesting of equity awards, or 1,058,933 shares, at an average price of $34.07 per share.

Quarterly Cash Dividend
On February 14, 2023, the Board of Directors declared a cash dividend of $0.12 per common share. The dividend will be payable on March 15, 2023, to stockholders of record as of the close of trading on March 1, 2023. If the merger with TD is consummated prior to the close of trading on March 1, 2023, no dividend will be paid to stockholders of Cowen who hold common shares prior to the closing of the merger with TD.

Select Balance Sheet Data

(Amounts in millions, except per share information)
	December 31, 2022	December 31, 2021
Common equity (CE)	$1,064.2	$1,015.9

Book value per share (CE/CSO)	$37.69	$36.57

Common shares outstanding (CSO)	28.2	27.8

Note: Common Equity (CE) is equivalent to Cowen Inc. stockholders’ equity.

Cowen Inc.
US GAAP Preliminary Unaudited Condensed Consolidated Statements of Operations
(Dollar and share amounts in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2022	2021	2022	2021
Revenue
Investment banking	$138,651	$263,815	$494,842	$1,067,162
Brokerage	133,382	140,994	592,292	585,162
Investment income (loss)
Securities principal transactions, net	31,205	10,282	112,829	122,110
Portfolio fund principal transactions, net	11,365	(2,062)	(4,442)	338
Carried interest allocations	8,152	4,291	(31,555)	5,059
Total investment income (loss)	50,722	12,511	76,832	127,507
Management fees	16,529	16,216	66,670	72,287
Incentive income	13	299	646	2,732
Interest and dividends	69,370	51,753	312,134	219,292
Insurance and reinsurance premiums	186	8,435	36,522	39,631
Other revenues, net	14,208	2,599	7,010	5,211
Consolidated Funds revenues	(9,134)	(2,342)	(49,225)	(6,185)
Total revenue	413,927	494,280	1,537,723	2,112,799
Interest and dividends expense	82,407	47,638	259,126	211,387
Total net revenue	331,520	446,642	1,278,597	1,901,412
Expenses
Employee compensation and benefits	229,008	237,303	771,386	1,046,371
Insurance and reinsurance claims, commissions and amortization of deferred acquisition costs	(35,890)	9,095	(12,260)	33,938
Operating, general, administrative and other expenses	126,243	121,540	424,470	430,250
Depreciation and amortization expense	6,549	5,289	27,725	19,004
Consolidated Funds expenses	19	111	248	630
Total expenses	325,929	373,338	1,211,569	1,530,193
Other income (loss)
Net (losses) gains on other investments	2,143	11,853	9,613	35,494
Bargain purchase gain, net of tax	—	—	—	3,855
Gain/(loss) on debt extinguishment	—	—	—	(4,538)
Total other income (loss)	2,143	11,853	9,613	34,811
Income (loss) before income taxes	7,734	85,157	76,641	406,030
Income tax expense/(benefit)	(11,487)	25,175	10,786	102,039
Net income (loss)	19,221	59,982	65,855	303,991
Net income (loss) attributable to non-controlling interests in consolidated subsidiaries and funds	6,293	(4,999)	(10,603)	8,380
Net income (loss) attributable to Cowen Inc.	12,928	64,981	76,458	295,611
Less: Preferred stock dividends	1,698	1,698	6,792	6,792
Net income (loss) attributable to Cowen Inc. common stockholders	$11,230	$63,283	$69,666	$288,819

Earnings (loss) per share:
Basic	$0.40	$2.28	$2.47	$10.42
Diluted	$0.34	$2.02	$2.21	$8.85

Weighted average shares used in per share data:
Basic	28,411	27,731	28,183	27,721
Diluted	32,744	31,355	31,544	32,628

U.S. GAAP Financial Measures

Fourth quarter 2022 revenue was $413.9 million versus $494.3 million in the fourth quarter of 2021. Full-year 2022 revenue was $1.54 billion, down from $2.1 billion for full-year 2021. The year-over-year decrease was primarily due to reduced investment banking activity.

Fourth quarter 2022 investment banking revenues decreased $125.2 million to $138.7 million. Full-year 2022 investment banking revenues decreased $572.3 million to $494.8 million. During full-year 2022, the Company completed 49 underwriting transactions and 137 strategic advisory transactions.

Fourth quarter 2022 brokerage revenues decreased $7.6 million to $133.4 million. Full-year 2022 brokerage revenues increased $7.1 million to $592 million. The year-over-year increase was attributable to an increase in institutional services activity.

Fourth quarter 2022 investment income increased $38.2 million to $50.7 million. Full-year 2022 investment income decreased $50.6 million to $76.8 million. The year-over-year decrease is primarily due to negative carried interest allocations.
Fourth quarter 2022 interest and dividends increased $17.6 million to $69.4 million. Full-year 2022 interest and dividends income increased $92.8 million to $312.1 million. The increase in interest and dividends is primarily attributable to dividends receivable.

Fourth quarter 2022 employee compensation and benefits expenses were $229.0 million, a decrease of $8.3 million from the prior-year period. Full-year 2022 employee compensation and benefits expenses decreased $275 million to $771.4 million. The year-over-year decrease was primarily due to lower revenue.

Fourth quarter 2022 total expenses were $325.9 million, a decrease of $47.4 million from the prior-year period. Full-year 2022 total expenses decreased $318.6 million to $1.21 billion. The year-over-year decrease was primarily driven by lower compensation expenses associated with lower revenues.

Fourth quarter 2022 income tax benefit was $11.5 million compared to $25.2 million income tax expense in the prior-year quarter. Full-year 2022 income tax expense decreased $91.2 million to $10.8 million. The decrease was primarily due to the year-over-year decrease in the Company's income before income taxes.

Fourth quarter 2022 net income attributable to common stockholders was $11.2 million, down from $63.3 million in the fourth quarter of 2021. Full-year 2022 net income decreased $219.1 million to $69.7 million.

Non-GAAP Financial Measures
Throughout this press release, the Company presents supplemental financial measures that are not prepared in accordance with US GAAP. These Non-GAAP financial measures include (i) Pre-tax Economic Income (Loss) (ii) Economic Income (Loss), (iii) Economic Operating Income (Loss), (iv) Economic Proceeds and related components, (v) Net Economic Proceeds and related components, (vi) Economic Expenses and related components and (vii) related per share measures. The Company believes that these Non-GAAP financial measures, viewed in addition to, and not in lieu of, the Company’s reported US GAAP results, provide useful information to investors and analysts regarding its performance and overall results of operations as it presents investors and analysts with a supplemental operating view of the Company’s financials to help better inform their analysis of the Company’s performance.
These Non-GAAP financial measures are an integral part of the Company’s internal reporting to measure the performance of its business segments, allocate capital and other strategic decisions as well as assess the overall effectiveness of senior management. The Company believes that presenting these Non-GAAP measures may provide expanded transparency into the Company’s business operations, growth opportunities and expense allocation decisions.
The Company’s primary Non-GAAP financial measures of profit or loss are Pre-tax Economic Income (Loss), Economic Income (Loss) and Economic Operating Income (Loss). Pre-tax Economic Income (Loss) is a pre-tax measure which (i) includes management reclassifications which the Company believes provide additional insight on the performance of the Company’s core businesses and divisions; (ii) eliminates the impact of consolidation for Consolidated Funds; and excludes (iii) goodwill and intangible impairment, (iv) certain other transaction-related adjustments and/or reorganization expenses, as well as (v) certain costs associated with debt. Economic Income (Loss) is a similar measure, but after tax, which includes the Company’s income tax expense or benefit calculated on Pre-tax Economic Income (Loss) once all currently available net operating losses have been utilized (this occurred during tax year 2020) and is presented after preferred stock dividends. Economic Operating Income (Loss) is a similar measure to Economic Income (Loss), but before depreciation and amortization expenses. The Company believes that these Non-GAAP financial measures provide analysts and investors transparency into the measures of profit and loss management uses to evaluate the financial performance of and make operating decisions for the segments including determining appropriate compensation levels. Additionally, the measures provide investors and analysts with additional insight into the activities of the Company’s core businesses, taking into account, among other things, the impact of minority investment stakes, securities borrowing and lending activities and expenses from investment banking activities on US GAAP reported results. The Company presents Pre-tax Economic Income (Loss) in addition to Economic Income (Loss) and Economic Operating Income (Loss) to provide insight to investors and analysts on how the Company manages its tax position over time.
In addition to Pre-tax Economic Income (Loss), Economic Income (Loss) and Economic Operating Income (Loss), the Company also presents Economic Proceeds, Net Economic Proceeds, Economic Expenses, as well as their related components. These measures include management reclassifications and the elimination of the impact of the consolidation for Consolidated funds as described above. These adjustments are meant to provide comparability to our peers as well as to provide investors and analysts with transparency into how the Company manages its operating businesses and how analysts and investors review and analyze the Company’s and its peers’ similar lines of businesses. For example, among others, within the Company’s Op Co business segment, investors and analysts typically review and analyze the performance of investment banking revenues net of underwriting expenses and excluding the impact of reimbursable expenses. Additionally, the performance of the Company’s Markets business is typically analyzed as a unit incorporating commissions, interest from securities financing transactions and gains and losses from proprietary and facilitation trading. The Company’s investment management business performance is analyzed and reviewed by investors and analysts through investment income, incentive income and management fees. The presentation of Economic Proceeds, Net Economic Proceeds, Economic Expenses as well as their related components align with these and other examples of how the Company’s business activities and performance are reviewed by analysts and investors in addition to providing simplification related to legacy businesses and investments for which the Company maintains long-term monetization strategies. Additionally, the Company manages its operating businesses to an Economic Compensation-to-Proceeds ratio. Presentation of Economic Compensation Expense and Economic Proceeds provides transparency in addition to the Company’s US GAAP Compensation Expense.
Reconciliations to comparable US GAAP measures are presented along with the Company’s Non-GAAP financial measures. The Non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other public companies and are not identical to corresponding measures used in our various agreements or public filings.
These Non-GAAP measures should not be considered in isolation or as a substitute for revenue, expenses, income (loss) before income taxes, net income, operating cash flows, investing and financing activities, or other income or cash flow statement data prepared in accordance with US GAAP. As a result of the adjustments made to arrive at these Non-GAAP measures described below, these Non-GAAP measures have limitations in that they do not take into account certain items included or excluded under US GAAP, including its consolidated funds.

Fourth Quarter and Full Year 2022 Non-GAAP Financial Review

Economic Proceeds

	Three Months Ended						Twelve Months Ended
	December 31, 2022			December 31, 2021			December 31, 2022			December 31, 2021
(Dollar amounts in thousands)	Op Co	Asset Co	Total	Op Co	Asset Co	Total	Op Co	Asset Co	Total	Op Co	Asset Co	Total
Economic Proceeds
Investment banking	$132,371	$—	$132,371	$255,155	$—	$255,155	$478,184	$—	$478,184	$1,025,688	$—	$1,025,688
Brokerage	167,320	—	167,320	170,347	—	170,347	719,208	—	719,208	728,525	—	728,525
Management fees	19,942	150	20,092	19,807	289	20,096	82,681	850	83,531	79,255	1,200	80,455
Incentive income	13,542	(1,511)	12,031	13,508	(6)	13,502	(12,678)	(13,143)	(25,821)	34,579	(1,153)	33,426
Investment income (loss)	9,925	(9,292)	633	(8,553)	2,650	(5,903)	21,226	(20,837)	389	8,542	6,014	14,556
Other economic proceeds	39,239	5	39,244	792	(1)	791	57,299	7	57,306	7,942	(2)	7,940
Total: Economic Proceeds	382,339	(10,648)	371,691	451,056	2,932	453,988	1,345,920	(33,123)	1,312,797	1,884,531	6,059	1,890,590
Economic Interest Expense / (Income)	10,563	1,274	11,837	4,879	698	5,577	5,233	283	5,516	23,914	3,779	27,693
Net Economic Proceeds	$371,776	$(11,922)	$359,854	$446,177	$2,234	$448,411	$1,340,687	$(33,406)	$1,307,281	$1,860,617	$2,280	$1,862,897

Economic Proceeds were $371.7 million, down 18% from the prior-year period. Full-year 2022 economic proceeds were $1,312.8 million, down 31% year-over-year.

Investment Banking Economic Proceeds were $132.4 million, down 48% from the prior-year period. Full-year 2022 banking proceeds were $478.2 million, down 53% year-over-year. The decrease was primarily due to reduced capital markets activity.

Brokerage Economic Proceeds were $167.3 million, down 2% from the prior-year period. Full-year 2022 brokerage proceeds were $719.2 million, down 1% year-over-year.

Management Fees Economic Proceeds were $20.1 million, flat from the prior-year period. Full-year 2022 management fees were $83.5 million, up 4% year-over-year.

Incentive Income Economic Proceeds were a gain of $12.0 million in the fourth quarter of 2022 versus a gain of $13.5 million in the prior-year period. Full-year 2022 incentive income proceeds were a loss of $25.8 million. The decline was primarily due to a decrease in performance fees.

Investment Income Economic Proceeds were a gain of $0.6 million in the fourth quarter of 2022 versus a loss of $5.9 million in the prior-year period. Full-year 2022 investment income proceeds were $0.4 million, a decrease of $14.2 million year-over-year.

Economic Interest Expense (Income) was an expense of $11.8 million, versus an expense of $5.6 million in the prior-year period. Full-year 2022 interest expense decreased $22.2 million year-over-year. The decrease in expense was primarily due to gains from mark-to-market adjustments on interest rate swaps.

Fourth Quarter and Full Year 2022 Non-GAAP Financial Review (continued)

Economic Expenses

	Three Months Ended						Twelve Months Ended
	December 31, 2022			December 31, 2021			December 31, 2022			December 31, 2021
(Dollar amounts in thousands)	Op Co	Asset Co	Total	Op Co	Asset Co	Total	Op Co	Asset Co	Total	Op Co	Asset Co	Total
Economic Expenses
Compensation & Benefits	$230,245	$326	$230,571	$246,170	$(7,266)	$238,904	$772,202	$2,330	$774,532	$1,046,730	$3,871	$1,050,601
Non-Compensation Expenses	113,429	123	113,552	93,994	174	94,168	412,192	232	412,424	359,577	187	359,764
Depreciation & Amortization	6,544	5	6,549	5,282	7	5,289	27,702	23	27,725	18,982	22	19,004
Non-Controlling Interest	502	—	502	1,142	—	1,142	2,314	—	2,314	5,314	—	5,314
Total: Economic Expenses	$350,720	$454	$351,174	$346,588	$(7,085)	$339,503	$1,214,410	$2,585	$1,216,995	$1,430,603	$4,080	$1,434,683

Economic Compensation Expenses were $230.6 million, down 3% from prior year period. Full-year 2022 economic compensation expenses were $774.5 million, down 26% year-over-year. Full-year 2022 economic compensation-to-proceeds ratio was 59%.

Economic Fixed Non-Compensation Expenses in the fourth quarter of 2022 were up $1.1 million from the prior-year period at $45.0 million. Full-year 2022 economic fixed non-compensation expenses were $172.0 million, up 7% year-over-year due in part to an increase in headcount as well as investments in infrastructure. The fixed non-compensation-to-economic-proceeds ratio rose from 8.5% in FY'21 to 13.1% in FY'22.

Economic Variable Non-Compensation Expenses were $68.6 million in the fourth quarter of 2022, up from $50.3 million in the fourth quarter of 2021. Full-year 2022 economic variable non-compensation expenses were $240.5 million, an increase of 20% year-over-year due in part to increased client event and entertainment costs and a change in business mix. The variable non-compensation-to-proceeds ratio rose from 10.6% in FY'21 to 18.3% in FY'22.

Economic Depreciation and Amortization Expenses were $6.5 million in the fourth quarter of 2022 compared to $5.3 million in the fourth quarter of 2021. Full-year 2022 economic depreciation and amortization expenses were $27.7 million, an increase of 46% due primarily to expenses associated with the Portico acquisition in late 2021.

Fourth Quarter and Full Year 2022 Non-GAAP Financial Review (continued)

Economic Income and Economic Operating Income

	Three Months Ended						Twelve Months Ended
	December 31, 2022			December 31, 2021			December 31, 2022			December 31, 2021
(Dollar amounts in thousands)	Op Co	Asset Co	Total	Op Co	Asset Co	Total	Op Co	Asset Co	Total	Op Co	Asset Co	Total
Pre-tax Economic Income (Loss)	$21,056	$(12,376)	$8,680	$99,589	$9,319	$108,908	$126,277	$(35,991)	$90,286	$430,014	$(1,800)	$428,214
Economic income tax expense	5,474	(3,218)	2,256	22,090	2,489	24,579	32,832	(9,358)	23,474	109,654	(460)	109,194
Preferred stock dividends	1,511	187	1,698	1,477	221	1,698	5,943	849	6,792	5,841	951	6,792
Economic Income (Loss)	$14,071	$(9,345)	$4,726	$76,022	$6,609	$82,631	87,502	(27,482)	60,020	314,519	(2,291)	312,228
Add back: Depreciation and amortization expense, net of taxes	4,843	3	4,846	4,072	5	4,077	20,500	17	20,517	14,142	16	14,158
Economic Operating Income (Loss)	$18,914	$(9,342)	$9,572	$80,094	$6,614	$86,708	$108,002	$(27,465)	$80,537	$328,661	$(2,275)	$326,386

Economic Income per diluted share	$0.43	$(0.29)	$0.14	$2.42	$0.21	$2.64	$2.77	$(0.87)	$1.90	$9.64	$(0.07)	$9.57
Economic Operating Income per diluted share	$0.58	$(0.29)	$0.29	$2.55	$0.21	$2.77	$3.42	$(0.87)	$2.55	$10.07	$(0.07)	$10.00

Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures

The following tables reconciles total US GAAP Revenues and Other Income (Loss) to total Economic Proceeds for the three and twelve months ended December 31, 2022 and 2021:

For the three months ended December 31, 2022 (Dollar amounts in thousands)		Investment Banking	Brokerage	Investment Income	Management Fees	Incentive Income	Interest and Dividends	Reinsurance Premiums	Other Revenues, net	Consolidated Funds Revenues	Other Income (Loss)	Total
Total US GAAP Revenues and Other Income (Loss)		$138,651	$133,382	$50,722	$16,529	$13	$69,370	$186	$14,208	$(9,134)	$2,143	$416,070
Management Presentation Reclassifications:
Underwriting expenses	a	(1,867)	—	—	—	—	—	—	—	—	—	(1,867)
Reimbursable client expenses	b	(4,413)	—	—	—	—	—	—	(234)	—	—	(4,647)
Securities financing interest expense	c	—	(6,783)	—	—	—	(19,690)	—	—	—	—	(26,473)
Fund start-up costs, distribution and other fees	d	—	—	—	(395)	—	—	—	(549)	—	—	(944)
Certain equity method investments	e	—	—	—	3,928	3,866	—	—	—	—	(5,763)	2,031
Carried interest	f	—	—	(8,152)	—	8,152	—	—	—	—	—	—
Proprietary trading, interest and dividends	g	—	4,981	(29,216)	—	—	(44,480)	—	(10,258)	—	29,204	(49,769)
Insurance related activities expenses	h	—	—	—	—	—	—	(186)	36,077	—	—	35,891
Facilitation trading gains and losses	i	—	35,740	(6,705)	—	—	(5,200)	—	—	—	(25,584)	(1,749)
Total Management Presentation Reclassifications:		(6,280)	33,938	(44,073)	3,533	12,018	(69,370)	(186)	25,036	—	(2,143)	(47,527)
Fund Consolidated Reclassifications	l	—	—	(6,016)	30	—	—	—	—	9,134	—	3,148
Total Economic Proceeds		$132,371	$167,320	$633	$20,092	$12,031	$—	$—	$39,244	$—	$—	$371,691

For the three months ended December 31, 2021 (Dollar amounts in thousands)		Investment Banking	Brokerage	Investment Income	Management Fees	Incentive Income	Interest and Dividends	Reinsurance Premiums	Other Revenues, net	Consolidated Funds Revenues	Other Income (Loss)	Total
Total US GAAP Revenues and Other Income (Loss)		$263,815	$140,994	$12,511	$16,216	$299	$51,753	$8,435	$2,599	$(2,342)	$11,853	$506,133
Management Presentation Reclassifications:
Underwriting expenses	a	(4,703)	—	—	—	—	—	—	—	—	—	(4,703)
Reimbursable client expenses	b	(3,957)	—	—	—	—	—	—	(234)	—	—	(4,191)
Securities financing interest expense	c	—	(1,126)	—	—	—	(32,855)	—	—	—	—	(33,981)
Fund start-up costs, distribution and other fees	d	—	—	—	(341)	—	—	—	(719)	—	—	(1,060)
Certain equity method investments	e	—	—	—	4,168	9,212	—	—	—	—	(10,962)	2,418
Carried interest	f	—	—	(4,291)	—	4,396	—	—	—	—	—	105
Proprietary trading, interest and dividends	g	—	9,371	(13,028)	—	(285)	(7,217)	—	(195)	—	12,767	1,413
Insurance related activities expenses	h	—	—	—	—	—	—	(8,435)	(660)	—	—	(9,095)
Facilitation trading gains and losses	i	—	21,108	20	—	—	(11,681)	—	—	—	(13,658)	(4,211)
Total Management Presentation Reclassifications:		(8,660)	29,353	(17,299)	3,827	13,323	(51,753)	(8,435)	(1,808)	—	(11,853)	(53,305)
Fund Consolidated Reclassifications	l	—	—	(1,115)	53	(120)	—	—	—	2,342	—	1,160
Total Economic Proceeds		$255,155	$170,347	$(5,903)	$20,096	$13,502	$—	$—	$791	$—	$—	$453,988

Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures (continued)

For the twelve months ended December 31, 2022 (Dollar amounts in thousands)		Investment Banking	Brokerage	Investment Income	Management Fees	Incentive Income	Interest and Dividends	Reinsurance Premiums	Other Revenues, net	Consolidated Funds Revenues	Other Income (Loss)	Total
Total US GAAP Revenues and Other Income (Loss)		$494,842	$592,292	$76,832	$66,670	$646	$312,134	$36,522	$7,010	$(49,225)	$9,613	$1,547,336
Management Presentation Reclassifications:
Underwriting expenses	a	(4,914)	—	—	—	—	—	—	—	—	—	(4,914)
Reimbursable client expenses	b	(11,744)	—	—	—	—	—	—	(1,101)	—	—	(12,845)
Securities financing interest expense	c	—	(10,363)	—	—	—	(103,924)	—	—	—	—	(114,287)
Fund start-up costs, distribution and other fees	d	—	—	—	(1,513)	—	—	—	(2,445)	—	—	(3,958)
Certain equity method investments	e	—	—	—	18,208	7,135	—	—	—	—	(16,040)	9,303
Carried interest	f	—	—	31,555	—	(28,781)	—	—	—	—	—	2,774
Proprietary trading gains and losses	g	—	(55,407)	(67,956)	—	(4,821)	(98,139)	—	5,060	—	92,981	(128,282)
Insurance related activities expenses	h	—	—	—	—	—	—	(36,522)	48,782	—	—	12,260
Facilitation trading gains and losses	i	—	192,686	(7,547)	—	—	(110,071)	—	—	—	(86,554)	(11,486)
Total Management Presentation Reclassifications:		(16,658)	126,916	(43,948)	16,695	(26,467)	(312,134)	(36,522)	50,296	—	(9,613)	(251,435)
Fund Consolidated Reclassifications	l	—	—	(32,495)	166	—	—	—	—	49,225	—	16,896
Total Economic Proceeds		$478,184	$719,208	$389	$83,531	$(25,821)	$—	$—	$57,306	$—	$—	$1,312,797

For the twelve months ended December 31, 2021 (Dollar amounts in thousands)		Investment Banking	Brokerage	Investment Income	Management Fees	Incentive Income	Interest and Dividends	Reinsurance Premiums	Other Revenues, net	Consolidated Funds Revenues	Other Income (Loss)	Total
Total US GAAP Revenues and Other Income (Loss)		$1,067,162	$585,162	$127,507	$72,287	$2,732	$219,292	$39,631	$5,211	$(6,185)	$34,811	$2,147,610
Management Presentation Reclassifications:
Underwriting expenses	a	(24,978)	—	—	—	—	—	—	—	—	—	(24,978)
Reimbursable client expenses	b	(16,496)	—	—	—	—	—	—	(1,206)	—	—	(17,702)
Securities financing interest expense	c	—	8,006	—	—	—	(153,928)	—	—	—	—	(145,922)
Fund start-up costs, distribution and other fees	d	—	(361)	—	(9,190)	—	—	—	(2,633)	—	—	(12,184)
Certain equity method investments	e	—	—	—	15,142	25,802	—	—	—	—	(32,261)	8,683
Carried interest	f	—	—	(5,059)	—	5,486	—	—	—	—	—	427
Proprietary trading gains and losses	g	—	44,241	(92,900)	—	(494)	(19,233)	—	875	—	46,918	(20,593)
Insurance related activities expenses	h	—	—	—	—	—	—	(39,631)	5,693	—	—	(33,938)
Facilitation trading gains and losses	i	—	91,477	(11,034)	—	—	(46,131)	—	—	—	(50,151)	(15,839)
Total Management Presentation Reclassifications:		(41,474)	143,363	(108,993)	5,952	30,794	(219,292)	(39,631)	2,729	—	(35,494)	(262,046)
Fund Consolidated Reclassifications	l	—	—	(3,958)	2,216	(100)	—	—	—	6,185	—	4,343
Income Statement Adjustments
Bargain purchase gain	n	—	—	—	—	—	—	—	—	—	(3,855)	(3,855)
Debt extinguishment	p	—	—	—	—	—	—	—	—	—	4,538	4,538
Total Income Statement Adjustments:		—	—	—	—	—	—	—	—	—	683	683
Total Economic Proceeds		$1,025,688	$728,525	$14,556	$80,455	$33,426	$—	$—	$7,940	$—	$—	$1,890,590

Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures (continued)

The following table reconciles total US GAAP interest and dividends expense to total Economic Interest Expense for the three and twelve months ended December 31, 2022 and 2021:

		Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollar amounts in thousands)		2022	2021	2022	2021
Total US GAAP Interest & Dividend Expense		$82,407	$47,638	$259,126	$211,387
Management Presentation Reclassifications:
Securities financing interest expense	c	(26,473)	(33,981)	(114,287)	(145,922)
Fund start-up costs, distribution and other fees	d	(867)	—	(3,204)	(2,257)
Proprietary trading gains and losses	g	(41,402)	(3,837)	(124,324)	(12,515)
Facilitation trading gains and losses	i	(1,749)	(4,211)	(11,486)	(15,839)
Total Management Presentation Reclassifications:		(70,491)	(42,029)	(253,301)	(176,533)
Income Statement Adjustments:
Accelerated debt costs	p	—	—	—	(5,557)
Amortization of discount/(premium) on debt	m	(79)	(32)	(309)	(1,604)
Total Income Statement Adjustments:		(79)	(32)	(309)	(7,161)
Total Economic Interest Expense / (Income)		$11,837	$5,577	$5,516	$27,693

Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures (continued)

The following tables reconcile total US GAAP Expenses and non-controlling interests to total Economic Expenses for the three and twelve months ended December 31, 2022 and 2021:

		Three Months Ended December 31, 2022				Three Months Ended December 31, 2021
(Dollar amounts in thousands)		Employee Compensation and Benefits	Non-compensation US GAAP Expenses (including Depreciation and Amortization)	Net income (loss) attributable to non-controlling interests in consolidated subsidiaries and investment funds	Total	Employee Compensation and Benefits	Non-compensation US GAAP Expenses (including Depreciation and Amortization)	Net income (loss) attributable to non-controlling interests in consolidated subsidiaries and investment funds	Total
Total US GAAP		$229,008	$96,921	$6,293	$332,222	$237,303	$136,035	$(4,999)	$368,339
Management Presentation Reclassifications:
Underwriting expenses	a	—	(1,867)	—	(1,867)	—	(4,703)	—	(4,703)
Reimbursable client expenses	b	—	(4,647)	—	(4,647)	—	(4,191)	—	(4,191)
Fund start-up costs, distribution and other fees	d	—	(77)	—	(77)	—	(1,060)	—	(1,060)
Certain equity method investments	e	—	2,031	—	2,031	—	2,418	—	2,418
Carried interest	f	—	—	—	—	—	105	—	105
Proprietary trading gains and losses	g	—	1,093	(9,460)	(8,367)	—	1,522	3,728	5,250
Insurance related activities expenses	h	—	35,891	—	35,891	—	(9,095)	—	(9,095)
Associated partner/banker compensation	j	1,884	(1,884)	—	—	1,949	(1,949)	—	—
Management company non-controlling interest	k	(321)	(181)	502	—	(348)	(794)	1,142	—
Total Management Presentation Reclassifications:		1,563	30,359	(8,958)	22,964	1,601	(17,747)	4,870	(11,276)
Fund Consolidated Reclassifications	l	—	(19)	3,167	3,148	—	(111)	1,271	1,160
Income Statement Adjustments:
Acquisition related adjustments	n	—	(8,442)	—	(8,442)	—	(5,271)	—	(5,271)
Contingent liability adjustments	n	—	1,282	—	1,282	—	(12,440)	—	(12,440)
Goodwill and/or other impairment	r	—	—	—	—	—	(1,009)	—	(1,009)
Total Income Statement Adjustments:		—	(7,160)	—	(7,160)	—	(18,720)	—	(18,720)
Total Economic Expenses		$230,571	$120,101	$502	$351,174	$238,904	$99,457	$1,142	$339,503

Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures (continued)

		Twelve months Ended December 31, 2022				Twelve months Ended December 31, 2021
(Dollar amounts in thousands)		Employee Compensation and Benefits	Non-compensation US GAAP Expenses (including Depreciation and Amortization)	Net income (loss) attributable to non-controlling interests in consolidated subsidiaries and investment funds	Total	Employee Compensation and Benefits	Non-compensation US GAAP Expenses (including Depreciation and Amortization)	Net income (loss) attributable to non-controlling interests in consolidated subsidiaries and investment funds	Total
Total US GAAP		$771,386	$440,183	$(10,603)	$1,200,966	$1,046,371	$483,822	$8,380	$1,538,573
Management Presentation Reclassifications:
Underwriting expenses	a	—	(4,914)	—	(4,914)	—	(24,978)	—	(24,978)
Reimbursable client expenses	b	—	(12,845)	—	(12,845)	—	(17,702)	—	(17,702)
Fund start-up costs, distribution and other fees	d	—	(754)	—	(754)	—	(9,927)	—	(9,927)
Certain equity method investments	e	—	9,303	—	9,303	—	8,683	—	8,683
Carried interest	f	—	2,774	—	2,774	—	427	—	427
Proprietary trading gains and losses	g	—	2,583	(6,541)	(3,958)	—	5,275	(13,353)	(8,078)
Insurance related activities expenses	h	—	12,260	—	12,260	—	(33,938)	—	(33,938)
Associated partner/banker compensation	j	4,509	(4,509)	—	—	5,621	(5,621)	—	—
Management company non-controlling interest	k	(1,363)	(951)	2,314	—	(1,391)	(3,923)	5,314	—
Total Management Presentation Reclassifications:		3,146	2,947	(4,227)	1,866	4,230	(81,704)	(8,039)	(85,513)
Fund Consolidated Reclassifications	l	—	(248)	17,144	16,896	—	(630)	4,973	4,343
Income Statement Adjustments:
Acquisition related amounts	n	—	(16,293)	—	(16,293)	—	(6,593)	—	(6,593)
Contingent liability adjustments	n	—	13,560	—	13,560	—	(15,118)	—	(15,118)
Goodwill and/or other impairment	r	—	—	—	—	—	(1,009)	—	(1,009)
Total Income Statement Adjustments:		—	(2,733)	—	(2,733)	—	(22,720)	—	(22,720)
Total Economic Expenses		$774,532	$440,149	$2,314	$1,216,995	$1,050,601	$378,768	$5,314	$1,434,683

Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures (continued)
The following table reconciles US GAAP Net Income (loss) Attributable to Cowen Inc. Common Stockholders to Pre-tax Economic Income (Loss), Economic Income (loss) and Economic Operating Income (loss):

		Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollar amounts in thousands)		2022	2021	2022	2021

US GAAP Net income (loss) attributable to Cowen Inc. common stockholders		$11,230	$63,283	$69,666	$288,819
Income Statement Adjustments:
US GAAP Income tax expense (benefit)	o	(11,487)	25,175	10,786	102,039
Amortization of discount (premium) on debt	m	79	32	309	1,604
Goodwill and/or other impairment	r	—	1,009	—	1,009
Debt extinguishment gain (loss) and/or accelerated debt costs	p	—	—	—	10,095
Bargain purchase gain	n	—	—	—	(3,855)
Contingent liability adjustments	n	(1,282)	12,440	(13,560)	15,118
Acquisition related amounts	n	8,442	5,271	16,293	6,593
Preferred stock dividends	q	1,698	1,698	6,792	6,792
Pre-tax Economic Income (Loss)		8,680	108,908	90,286	428,214
Economic income tax expense		(2,256)	(24,579)	(23,474)	(109,194)
Preferred stock dividends		(1,698)	(1,698)	(6,792)	(6,792)
Economic Income (Loss)		4,726	82,631	60,020	312,228
Add back: Depreciation and amortization expense, net of taxes		4,846	4,077	20,517	14,158
Economic Operating Income (Loss)		$9,572	$86,708	$80,537	$326,386
The following table reconciles US GAAP Net Income (loss) Attributable to Cowen Inc. Common Stockholders Earnings Per Common Share (Diluted) to Pre-tax Economic Income (loss) Per Common Share (Diluted), Economic Income (loss) Per Common Share (Diluted) and Economic Operating Income (loss) Per Common Share (Diluted):

		Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars per share)		2022	2021	2022	2021

US GAAP Net income (loss) attributable to Cowen Inc. common stockholders		$0.34	$2.02	$2.21	$8.85
Income Statement Adjustments:
US GAAP Income tax expense (benefit)	o	(0.35)	0.80	0.34	3.13
Amortization of discount (premium) on debt	m	—	—	0.01	0.05
Goodwill and/or other impairment	r	—	0.03	—	0.03
Debt extinguishment gain (loss) and accelerated debt costs	p	—	—	—	0.31
Bargain purchase gain	n	—	—	—	(0.12)
Contingent liability adjustments	n	(0.04)	0.40	(0.43)	0.46
Acquisition related amounts	n	0.26	0.17	0.52	0.20
Preferred stock dividends	q	0.05	0.05	0.22	0.21
Pre-tax Economic Income (Loss) per common share (diluted)		0.27	3.47	2.86	13.12
Economic income tax expense		(0.07)	(0.78)	(0.74)	(3.35)
Preferred stock dividends		(0.05)	(0.05)	(0.22)	(0.21)
Economic income (Loss) per common share (diluted)		0.14	2.64	1.90	9.57
Add back: Depreciation and amortization expense, net of taxes		0.15	0.13	0.65	0.44
Economic Operating Income (Loss) per common share (diluted)		$0.29	$2.77	$2.55	$10.01
Note: Amounts may not add due to rounding.

Adjustments made to US GAAP Net Income (Loss) to arrive at Economic Operating Income (Loss)

Management Reclassifications
Management reclassification adjustments and fund consolidation reclassification adjustments have no effect on Economic Operating Income (Loss). These adjustments are reclassifications to change the location of certain line items.
a	Underwriting expenses: Economic Proceeds presents investment banking revenues net of underwriting expenses.
b	Reimbursable client expenses: Economic Proceeds presents expenses reimbursed from clients and affiliates within their respective expense category but is included as a part of revenues under US GAAP.
c	Securities financing interest expense: Brokerage within Economic Proceeds included net securities borrowed and securities loaned activities which are shown gross in interest income and interest expense for US GAAP.
d	Fund start-up costs, distribution and other fees: Economic Proceeds and Economic Interest Expense are net of fund start-up costs and distribution fees paid to agents and other debt service costs.
e	Certain equity method investments: Economic Proceeds and Economic Expenses recognize the Company's proportionate share of management and incentive fees and associated share of expenses on a gross basis for equity method investments within the activist business, real estate operating entities and the healthcare royalty business. The Company applies the equity method of accounting to these entities and accordingly the results from these businesses are recorded within Other Income (Loss) for US GAAP.
f	Carried interest: The Company applies an equity ownership model to carried interest which is recorded in Investment income - Carried interest allocation for US GAAP. The Company presents carried interest as Incentive Income Economic Proceeds.
g	Proprietary trading, interest and dividends: Economic Proceeds presents interest and dividends from the Company's proprietary trading in investment income.
h	Insurance related activities expenses: Economic Proceeds presents underwriting income from the Company's insurance and reinsurance related activities, net of expenses, within other revenue. The costs are recorded within expenses for US GAAP reporting.
i	Facilitation trading gains and losses: Economic Brokerage Proceeds presents gains and losses on investments held as part of the Company's facilitation and trading business within brokerage revenues as these investments are directly related to the markets business activities while these are presented in Investment income - Securities principal transactions, net for US GAAP reporting.
j	Associated partner/banker compensation reclassification: Economic Compensation Expense presents certain payments to associated banking partners as compensation rather than non-compensation expenses.
k	Management company non-controlling interest: Economic Expenses non-controlling interest represents only operating entities that are not wholly owned by the Company. The Company also presents non-controlling interests within total expenses for Economic Income (Loss).
Fund Consolidation Reclassifications
l	The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income (Loss). Adjustments to reconcile to US GAAP Net Income (Loss) included elimination of incentive income and management fees earned from the Consolidated Funds and addition of investment fund expenses excluding management fees paid, investment fund revenues and investment income (loss).
Income Statement Adjustments
m	Pre-tax Economic Income (Loss) excludes the amortization of discount (premium) on debt.
n	Pre-tax Economic Income (Loss) excludes acquisition related adjustments (including bargain purchase gain and contingent liability adjustments).
o	Pre-tax Economic Income (Loss) excludes US GAAP income taxes.
p	Pre-tax Economic Income (Loss) excludes gain/(loss) on debt extinguishment and accelerated debt costs.
q	Pre-tax Economic income (Loss) excludes preferred stock dividends.
r	Economic Income (Loss) excludes goodwill and other impairments.

About Cowen Inc.
Cowen Inc. (“Cowen” or the “Company”) is a diversified financial services firm that provides investment banking, research, sales and trading, prime brokerage, outsourced trading and commission management services. Cowen also has an investment management division which offers actively managed alternative investment products. Founded in 1918, the Company is headquartered in New York and has offices worldwide. Learn more at Cowen.com

Investor Relations Contact:
Steve Lasota, Chief Financial Officer
(646) 662-2778
stephen.lasota@cowen.com

Source: Cowen Inc.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. As a result of the spread of COVID-19, economic uncertainties have arisen that have the potential in future periods to negatively impact the Company’s business, financial condition, results of operation, cash flows, strategies and prospects. The extent of the impact of COVID-19 on the Company’s operational and financial performance will depend on certain developments, including the duration and spread of the outbreak and impact on our clients, employees, vendors and the markets in which we operate our businesses, all of which are uncertain and cannot be reasonably estimated at this time. The Company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. The Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available at our website at www.cowen.com and at the Securities and Exchange Commission website at www.sec.gov. Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.